Exhibit 10.5

TALLGRASS EQUITY UNIT ISSUANCE AGREEMENT

This TALLGRASS EQUITY UNIT ISSUANCE AGREEMENT (this “Agreement”) is made as of             , 2015 (the “Effective Date”) by and between Tallgrass Equity, LLC, a Delaware limited liability company (the “Company”), and Tallgrass Energy GP, LP, a Delaware limited partnership (“Contributor”).

WHEREAS, Contributor recently completed its initial public offering of Class A shares, resulting in $         in net proceeds following payment of offering expenses (the “IPO Proceeds”); and

WHEREAS, Contributor desires to contribute to the Company, and Company desires to issue to Contributor,              units representing membership interests in the Company in exchange for the IPO Proceeds, on the terms and subject to the conditions set forth below.

NOW, THEREFORE, the parties agree as follows:

1. Issuance of Units. The Company hereby issues to Contributor, and Contributor hereby accepts,              Units (as defined in the Second Amended and Restated Limited Liability Company Agreement of the Company dated as of             , 2015 (the “LLC Agreement”)) (collectively, the “Units”) in consideration for the contribution of the IPO Proceeds by Contributor to the Company.

2. Investment Representations. In connection with the issuance of the Units, Contributor represents and warrants to the Company, as follows:

(a) Contributor is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Units. Contributor understands and acknowledges that an investment in the Company is highly speculative and involves substantial risks. Contributor can bear the economic risk of Contributor’s investment and is able, without impairing Contributor’s financial condition, to hold the Units for an indefinite period of time and to suffer a complete loss of Contributor’s investment.

(b) Contributor is acquiring the Units for investment for Contributor’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(c) Contributor understands that the Units have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Contributor’s investment intent as expressed herein. In this connection, Contributor understands that, in view of the Securities and Exchange Commission (the “Commission”), the statutory basis for such exemption may not be present if Contributor’s representations meant that Contributor’s present intention was to hold the Units for a minimum capital gains period under applicable tax statutes, for a deferred sale, for a market rise, for a sale if the market does not rise, or for a year or any other fixed period in the future.

(d) Contributor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

(e) Contributor further acknowledges and understands that the Units must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Contributor further acknowledges and understands that the Company is under no obligation to register the Units. Contributor understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

3. General Provisions.

(a) This Agreement and the transactions contemplated hereby will be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws. This Agreement represent the entire agreement between the parties with respect to the acquisition of the Units by Contributor and may only be modified or amended in writing signed by both parties.

(b) Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(c) The Parties agree to execute all instruments and to take all actions that are reasonably necessary to effect the transactions contemplated hereby.

(d) Contributor has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

(e) This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

COMPANY:

TALLGRASS EQUITY, LLC

By:
David G. Dehaemers, Jr.
President and Chief Executive Officer

CONTRIBUTOR:

TALLGRASS ENERGY GP, LP

By:	TEGP MANAGEMENT, LLC,
its general partner

By:
David G. Dehaemers, Jr.
President and Chief Executive Officer

Signature Page to Tallgrass Equity Unit Issuance Agreement